Exhibit 10.1

AMENDMENT to NOTE PURCHASE AGREEMENT

This Amendment to Note Purchase Agreement (this “Amendment”), is entered into effective as of April 21, 2020, by and among FaceBank Group, Inc. (“FaceBank”), fuboTV Inc. (f/k/a FuboTV Acquisition Corp.), Evolution AI Corporation and Pulse Evolution Corporation (together, FaceBank, fuboTV Inc., and Evolution AI Corporation and Pulse Evolution Corporation, the “Borrower”) and FB Loan Series I, LLC (the “Purchaser”). Capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in the Purchase Agreement (as defined below).

RECITALS

A. The Borrower and the Purchaser entered into the Note Purchase Agreement dated as of March 16, 2020 (the “Purchase Agreement”).

B. Section 13.4 of the Purchase Agreement provides that any amendment, waiver, supplement or modification of or to any provision of the Purchase Agreement, and any consent to any departure by any party from the terms of any provision of the Purchase Agreement, shall be effective only if it is made or given in writing and signed by the Borrower and the Required Holders.

C. Section 8.17(c) of the Purchase Agreement provides, among other things, that (i) FaceBank shall file a registration statement with the Commission regarding the purchase and sale of the Shares and any shares of Capital Stock issuable upon exercise of the Warrant and (ii) FaceBank shall have filed an application to list FaceBank’s Capital Stock for trading on the NASDAQ exchange, in each case on or before the date that is thirty (30) days following the Closing Date.

D. The Borrower and the Purchaser, representing the Required Holders and the parties necessary to modify or waive terms of the Purchase Agreement, mutually wish to amend certain terms in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend and restate Section 8.17(c) of the Purchase Agreement as follows:

1. Registration Statement and Listing on National Exchange.

(i) If FaceBank shall determine to register any of its securities either for its own account or the account of a security holder or holders on any registration form (other than Form S-4 or S-8), FaceBank shall include in such registration all of the Closing Date Shares and any shares of Capital Stock issuable upon exercise of the Warrant (the “Registrable Securities” and such registration of the Registrable Securities, a “Piggyback Registration”); provided, however, that if a Piggyback Registration does not occur on or prior to May 25, 2020, FaceBank shall file a registration statement with the Commission to register the Registrable Securities and to permit or facilitate the sale and distribution of the Registrable Securities on or prior to May 25, 2020.

(ii) FaceBank shall have initiated the process to list FaceBank’s Capital Stock for trading on a national exchange (e.g., NYSE or Nasdaq) on or before the date that is thirty (30) days following the Closing Date.

(iii) FaceBank shall diligently prosecute and shall timely respond to all requests and mandates from applicable Governmental Authorities in connection with the registration and listing applications referred to in this Section 8.17(c).

2. Miscellaneous.

(a) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(b) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(c) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

(d) Effect of Amendment. Except as set forth above, the Purchase Agreement shall continue in effect in accordance with its terms.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Amendment to Note Purchase Agreement as of the date first written above.

BORROWER:
Facebank group, inc.

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

fubotv inc.

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

EVOLUTION AI CORPORATION

By:	/s/ John Textor
Name:	John Textor
Title:	Chief Executive Officer

PULSE EVOLUTION CORPORATION

By:	/s/ Jordan Fiksenbaum
Name:	Jordan Fiksenbaum
Title:	Chief Executive Officer

PURCHASER:
FB LOAN SERIES I, LLC

By:	/s/ Greg Preis
Name:	Greg Preis
Title:	Authorized Signatory

Signature Page to Amendment to Note Purchase Agreement